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                                                                   EXHIBIT 10(p)


                          BUSINESS MANAGEMENT CONTRACT

       THIS BUSINESS MANAGEMENT CONTRACT, hereinafter referred to as BMC, entered into this 1st day of JANUARY, 1996, between BODYBILT SEATING, INC., a Texas Corporation, hereinafter referred to as BBS, and AGRIVEST, INC., a Texas Corporation, hereinafter referred to as AV.

       In consideration of the mutual promises herein contained and the consideration herein provided, the parties hereto agree as follows:

                                    RECITALS

       WHEREAS, it is the desire of BBS to engage the services of AV to perform for BBS general administrative and management oversight functions for the operation of BBS as an independent consultant, and has engaged AV in such a position since July 1, 1988, and

       WHEREAS, it is the desire of AV to provide and render general administrative and management oversight functions for BBS, in the capacity of an independent consultant, and has provided such services for BBS since July 1, 1988, and

       WHEREAS, it is the desire of BBS and AV to extend and revise the Business Management Contract between BBS and AV dated 1 March 1993,

       THEREFORE, the following contract is hereby entered into by the parties.

                                   AGREEMENT

                                      TERM

       1. Term: The respective duties and obligations of the parties hereto shall be for a period of three (3) years commencing on January 1, 1996, and may be terminated after the end of such period by either party giving thirty (30) days written notice to the other party provided that AV and Mark McMillan are first released from any corporate or personal guarantees which they may be required to pledge on behalf of BBS. It is understood and agreed that this BMC shall continue in effect as long as AV and/or Mark McMillan have any corporate or personal guarantees securing any BBS debt, whether it be with lending institutions, suppliers, or other creditors. This contract may be canceled 30 days after the sale of the entire business if requested by the new board of directors provided all personal and corporate guarantees of Mark McMillan and Agrivest, Inc. are paid off.

                          DUTIES AND OBLIGATIONS OF AV

       2. During the period of this BMC, AV shall provide the customary and incidental duties necessarily possessed and performed by an executive and general manager of similar business venture. Such duties and authority include, but are in no way limited to having:
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       A.     the absolute and complete authority and responsibility to employ
(in such terms and for such compensation as AV deems proper), discharge direct, supervise control and direct the payment of each and every employee of BBS;

       B. the absolute and complete authority and responsibility to direct the business affairs of BBS encompassing such things that affect (either directly or indirectly) the operation of BBS including entering contracts on behalf of BBS arising in the ordinary course of business, opening and closing bank accounts on behalf of BBS necessary for carrying out the fiscal policies of BBS, purchasing insurance, supplies, equipment and machinery necessary for the operation of BBS, establishing open credit with suppliers and creditors, borrowing and securing money on behalf of BBS, and filing all required business related reports to state and federal agencies;

       C. the absolute and complete authority and responsibility to hire specialists and assistants on behalf of BBS to advise, consult and protect the physical, financial and legal interest of BBS such as attorneys, CPAs, and financial analysts; and

       D. the authority and responsibility for formulating and administrating the policies of BBS in connection with BBS's advice and consent.

                                DEPOSIT OF FUNDS

       3. All funds of BBS shall be deposited in one or more banks, located where ever it is necessary, as determined by AV, for such accounts to be maintained. All checks, drafts, or other instruments by which funds are withdrawn from said accounts shall be properly ledgered and bear the signature of a designated officer or employee of AV or designated officer or employee of BBS.

                               LIMITED LIABILITY

       4. With regard to the services to be performed by AV pursuant to the terms of this BMC, AV shall not be liable to BBS or to anyone who may claim any right due to his relationship with BBS, for any acts, errors or omissions in the performance of said services on the part of AV or on the part of agents or employees of AV, except when said acts, errors or omissions of AV are due to their willful misconduct or culpable negligence. BBS shall hold AV free and harmless from any obligations costs, claims, judgments attorney's fees and attachments arising from or growing out of the services rendered to BBS pursuant to the terms of this BMC or in any way connected with the rendering of said services, except when the same shall arise due to the willful misconduct or culpable negligence of AV, and AV is adjudged to be guilty of willful misconduct or culpable negligence by a court of competent jurisdiction.

                                  COMPENSATION

       5. During the term of this BMC and beginning January 1, 1993, AV shall receive the sum of $5,000 per month for bookkeeping services and general administrative services, such as filing





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of required state and federal reports, etc. plus $150/hour for other services attributable to Chief Executive Officers (CEO) or Chief Financial Officers
(CFO). It is anticipated that the bookkeeping and general administrative services provided to BBS by AV shall require on average 40 - 50 hours per month. Services for CEO and CFO services will be billed separately to BBS by AV.

                                   ACCOUNTING

       6. AV shall, at the end of each of BBS's fiscal years, render a full and comprehensive financial statement to BBS containing all the pertinent information necessary for BBS to complete its income taxes for that fiscal year. AV shall provide BBS all financial and accounting information and data it should desire from time to time.

                                    NOTICES

       7. Any notice given hereunder shall be in writing and delivered or mailed by certified mail, return receipt requested to:

       A. To BBS, addressed to BodyBilt Seating, Inc., One BodyBilt Place, Navasota, TX 77868.

       B. To AV, addressed to Agrivest, Inc., 4455 Carter Creek Parkway, Bryan, TX 77802.

                                    DISPUTES

       8. Any claim or dispute arising out of or relating to this BMC shall be settled by mediation and, if necessary, binding arbitration in accordance with the "Rules of Procedure for Christian Conciliation" of the Association of Christian Conciliation Services, and judgment upon an arbitration award may be entered in any court of competent jurisdiction. If such mediation and or arbitration is required, the prevailing party shall be entitled to reimbursement of all costs, fees, and other disbursements from the other party.

                               TEXAS LAW TO APPLY

       9. This BMC shall be construed under and in accordance with the laws of the State of Texas, and all obligations, of the parties created hereunder are performable in Brazos County, Texas.

                                 PARTIES BOUND

       10. This BMC shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns where permitted by this BMC.





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                               LEGAL CONSTRUCTION

       11. In case any one or more of the provisions contained in this BMC shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision thereof, and this BMC shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

                          PRIOR AGREEMENTS SUPERSEDED

       12. This BMC constitutes the sole and only agreement of the parties hereto and supersedes any prior understanding or written or oral agreements between the parties respecting the within subject matter.

       13. This contract is cancelable with a 60 day notice in the event of the death or permanent disability of Mark McMillan.

BODYBILT SEATING, INC.               AGRIVEST, INC.
by its President:                    by its President:

/s/ MARK McMILLAN                    /s/ GALEN E. GREEN
------------------------------       ------------------------------
Mark McMillan                        Galen E. Green


Acknowledged by:

/s/ DREW CONGLETON                   /s/ RICHARD TROUTMAN
------------------------------       ------------------------------
Drew Congleton                       Richard Troutman
Shareholder, BodyBilt Seating        Shareholder, BodyBilt Seating


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